Exhibit 5.1

Eric Blanchard

+1 212 479 6565

eblanchard@cooley.com

August 5, 2025

Zoetis Inc.

10 Sylvan Way

Parsippany, NJ 07054

Ladies and Gentlemen:

We have acted as counsel to ZOETIS INC., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

•	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to the indenture between the Company and the trustee identified therein (the “Trustee”), incorporated by reference as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (including any supplemental indenture, the “Indenture”);

•

warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

•

depositary receipts (the “Receipts”) representing fractional shares of Common or Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more depositaries to be named therein (each, a “Depositary”);

•

purchase contracts for the purchase or sale of debt or equity securities issued by the Company, a basket of such securities, an index or indices of such securities or any combination of the above, currencies and/or commodities (the “Purchase Contracts”), which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein;

•

purchase units of the Company (“Purchase Units”), each representing ownership of a Purchase Contract, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein; and

•	guarantees by the Company (the “Guarantees”).

COOLEY 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTS 02116-3736

T: (617) 937 2300 F: (617) 937 2400 COOLEY.COM

August 5, 2025

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The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts, the Purchase Units and the Guarantees are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Base Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (c) such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to our opinion as to the Common Stock and the Depositary Shares representing Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Stock or Depositary Shares) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock or the Depositary Shares representing Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Preferred Stock or Depositary Shares) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Indenture will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, or upon settlement of any Purchase Contracts or Purchase Units, such convertible Debt Securities, Warrants, Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities, the Warrants, the Deposit Agreements, the Purchase Contracts and the Purchase Units constituting binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

COOLEY 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTS 02116-3736

T: (617) 937 2300 F: (617) 937 2400 COOLEY.COM

August 5, 2025

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On the basis of the foregoing, in reliance thereon and subject to the assumption, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (c) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (c) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Debt Securities and, of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee

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T: (617) 937 2300 F: (617) 937 2400 COOLEY.COM

August 5, 2025

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pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (ed) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

5. With respect to the Depositary Shares offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the terms and issuance of the Common Stock and the Preferred Stock represented by the Depositary Shares have been duly authorized by all necessary corporate action on the part of the Company; (ci) the applicable Deposit Agreement has been duly executed and delivered by the Company and each other party thereto, (d) the terms of the Preferred Stock represented by the Depositary Shares and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (e) the certificates, if any, for the Common Stock and the Preferred Stock represented by the Depositary Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment, (f) the Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement, and the Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Deposit Agreement against payment therefor and (g) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Common Stock or Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, then such Deposit Agreement will constitute binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

COOLEY 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTS 02116-3736

T: (617) 937 2300 F: (617) 937 2400 COOLEY.COM

August 5, 2025

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6. With respect to the Purchase Contracts offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Purchase Contracts have been duly authorized by the Company by all necessary corporation action; (c) the Purchase Contracts been duly executed and delivered by the Company and each other party thereto; (d) the terms of the Purchase Contracts have been duly established and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company then the Purchase Contracts when issued and sold in accordance with the Purchase Contract Agreement and any applicable authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

7. With respect to the Purchase Units offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Purchase Units has been duly authorized by the Company by all necessary corporate action; (c) any Purchase Unit Agreement has been duly executed and delivered by the Company and each other party thereto, (d) the terms of the Purchase Units have been duly established as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Purchase Units have been duly executed and delivered by the Company to the purchasers thereof against payment therefor, then the Purchase Units, when issued and sold in accordance with the Purchase Unit Agreement and any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

8. With respect to the Guarantees offered under the Registration Statement, provided that that (a) the Registration Statement and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Guarantees have been duly authorized by the Company by all necessary corporate action; (c) any agreement governing the Guarantees has been duly executed and delivered by the Company and each other party thereto, (d) the terms of the Guarantees have been duly established as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Guarantees have been duly executed and delivered by the Company to the

COOLEY 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTS 02116-3736

T: (617) 937 2300 F: (617) 937 2400 COOLEY.COM

August 5, 2025

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purchasers thereof against payment therefor, then the Guarantees, when issued and sold in accordance with any agreement governing the Guarantees and any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

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Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By:	/s/ Eric Blanchard
Eric Blanchard

COOLEY 500 BOYLSTON STREET, 14TH FLOOR, BOSTON, MASSACHUSETTS 02116-3736

T: (617) 937 2300 F: (617) 937 2400 COOLEY.COM